Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF OCTOBER 31, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$162,925
Cash equivalents held in trust	20,898

Total investments held in trust	183,823
Cash and cash equivalents	992
Fixed-maturity securities, at fair value	10,419
Accrued investment income	1,087
Premiums receivable	986

Total assets	$197,307

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$46,295
Losses payable	3,734
Unearned premiums	1,479
Accrued ceding commission expense	97
Other liabilities	180

Total liabilities	51,785

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	75,642

Total stockholder’s equity	145,522

Total liabilities and stockholder’s equity	$197,307

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED OCTOBER 31, 2013

(in thousands)

Revenues:
Premiums earned	$962
Net investment income	602

Total revenues	1,564

Expenses:
Underwriting Expenses	659
General and administrative expenses	180

Total expenses	839

(Loss) income before federal income taxes	725
Federal income tax benefit	—

Net (loss) income	$725